Exhibit 99.1

Clean Energy Reports Revenue of $132.2 Million and 53.4 Million RNG Gallons Sold for the First Quarter of 2023

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — May 9, 2023 — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the first quarter of 2023.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated: “The first quarter of 2023 was overshadowed by the historic run up in the price of natural gas in California, costing us at least $10 million in lost profits. We passed along some of the cost to our customers, but ultimately, we had to bear much of the brunt of this unprecedented increase in commodity cost in our largest market. Fortunately, the California gas costs run up was isolated to principally January with prices moderating in California by March. Also on the positive side, natural gas costs declined and have remained consistently low outside of California while LCFS credit prices moved higher during the first quarter.  Our RNG deliveries increased 35% from the first quarter of 2022 as demand remains strong. We also made an exciting announcement about a joint development agreement with Tourmaline, Canada’s largest natural gas producer to develop a network of CNG fueling stations across Western Canada as demand to run heavy-duty trucks on natural gas or renewable natural gas is expected to increase, particularly as the 15-liter Cummins near-zero natural gas engine becomes available.”

The Company sold 53.4 million gallons of renewable natural gas (“RNG”) in the first quarter of 2023, a 34.5% increase compared to the first quarter of 2022.

The Company’s revenue for the first quarter of 2023 was $132.2 million, an increase of $48.7 million compared to $83.5 million in the first quarter of 2022. Revenue for the first quarter of 2023 was reduced by $13.7 million of non-cash stock-based sales incentive contra-revenue charges (“Amazon warrant charges”) related to the warrant issued to Amazon.com NV Investment Holdings LLC (the “Amazon warrant”), compared to Amazon warrant charges of $3.8 million in the first quarter of 2022. Revenue for the first quarter of 2023 also included an unrealized loss of $2.5 million on commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, compared to an unrealized loss of $1.0 million in the first quarter of 2022. The increase in revenue was principally the result of higher sales price of natural gas and an increase in the number of gallons sold and serviced, partially offset by lower average low carbon fuel standards (“LCFS”) credit prices and lower average renewable identification number (“RIN”) prices during the quarter. Alternative fuel excise tax credit (“AFTC”) revenue was $4.5 million in the first quarter of 2023, compared to AFTC revenue of $0.2 million in the first quarter of 2022 as AFTC was not reinstated and extended until the third quarter of 2022 under the Inflation Reduction Act of 2022. Station construction revenue increased by $0.8 million to $4.1 million for the first quarter of 2023, compared to $3.3 million for the first quarter of 2022, due to increased construction activities.

On a GAAP (as defined below) basis, net loss attributable to Clean Energy for the first quarter of 2023 was $(38.7) million, or $(0.17) per share, compared to $(24.2) million, or $(0.11) per share, for the first quarter of 2022. Compared to the first quarter of 2022, the first quarter of 2023 was negatively affected by the unprecedented hike in natural gas prices in California during January 2023, leading to significantly higher natural gas costs that were not fully recouped through higher prices at the Company’s fueling stations in California. The negative effects of higher natural gas costs in the first quarter of 2023 were partially offset by lower stock compensation expense, lower depreciation expense, and lower net interest expense due to higher interest income from higher average interest rates and no debt extinguishment costs in the first quarter of 2023.

Non-GAAP income (loss) per share and Adjusted EBITDA (each as defined below) for the first quarter of 2023 was $(0.07) and $(4.0) million, respectively. Non-GAAP income (loss) per share and Adjusted EBITDA for the first quarter of 2022 was $(0.05) and $3.1 million, respectively.

Non-GAAP income (loss) per share and Adjusted EBITDA are described below and reconciled to GAAP net income (loss) per share attributable to Clean Energy and GAAP net income (loss) attributable to Clean Energy, respectively.

Non-GAAP Financial Measures

To supplement the Company’s unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP income

(loss) per share (“non-GAAP income (loss) per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP income (loss) per share and Adjusted EBITDA because it believes these measures provide meaningful supplemental information about the Company’s performance for the following reasons: (1) they allow for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) they exclude the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) they are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Non-GAAP income (loss) per share and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP income (loss), GAAP income (loss) per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP income (loss) per share and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP Income (Loss) Per Share

Non-GAAP income (loss) per share, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, and plus (minus) any loss (gain) from changes in the fair value of derivative instruments, the total of which is divided by the Company’s weighted-average common shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to the Amazon warrant charges provides useful information to investors regarding the Company’s performance because the Amazon warrant charges are measured based upon a fair value determined using a variety of assumptions and estimates, and the Amazon warrant charges do not affect the Company’s operating cash flows related to the delivery and sale of vehicle fuel to its customer. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, the Company believes excluding the non-cash results from the SAFE&CEC S.r.l. equity method investment is useful to investors because these charges are not part of or representative of the core operations of the Company. In addition, the Company’s management believes excluding the non-cash loss (gain) from changes in the fair value of derivative instruments is useful to investors because the valuation of the derivative instruments is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and the exclusion of these amounts enables investors to compare the Company’s performance with other companies that do not use, or use different forms of, derivative instruments.

The table below shows GAAP and non-GAAP income (loss) attributable to Clean Energy per share and also reconciles GAAP net income (loss) attributable to Clean Energy to the non-GAAP net income (loss) attributable to Clean Energy figure used in the calculation of non-GAAP income (loss) per share:

	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2022	2023
Net loss attributable to Clean Energy Fuels Corp.	$(24,191)	$(38,697)
Amazon warrant charges	3,756	13,730
Stock-based compensation	8,253	6,096
Loss (income) from SAFE&CEC S.r.l. equity method investment	158	446
Loss (gain) from change in fair value of derivative instruments	1,035	2,532
Non-GAAP net loss attributable to Clean Energy Fuels Corp.	$(10,989)	$(15,893)
Diluted weighted-average common shares outstanding	222,559,648	222,717,113
GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.11)	$(0.17)
Non-GAAP loss attributable to Clean Energy Fuels Corp. per share	$(0.05)	$(0.07)

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense (including any losses from the extinguishment of debt), minus interest income, plus depreciation and amortization expense, plus Amazon warrant charges, plus stock-based compensation expense, plus (minus) loss (income) from the SAFE&CEC S.r.l. equity method investment, plus (minus) any loss (gain) from changes in the fair value of derivative instruments, plus depreciation and amortization expense from RNG equity method investments, plus interest expense from RNG equity method investments, and minus interest income from RNG equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP income (loss) per share. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy:

	Three Months Ended
	March 31,
(in thousands)	2022	2023
Net loss attributable to Clean Energy Fuels Corp.	$(24,191)	$(38,697)
Income tax expense (benefit)	49	(64)
Interest expense	3,077	4,354
Interest income	(264)	(2,717)
Depreciation and amortization	11,390	10,678
Amazon warrant charges	3,756	13,730
Stock-based compensation	8,253	6,096
Loss (income) from SAFE&CEC S.r.l. equity method investment	158	446
Loss (gain) from change in fair value of derivative instruments	1,035	2,532
Depreciation and amortization from RNG equity method investments	—	109
Interest expense from RNG equity method investments	—	129
Interest income from RNG equity method investments	(124)	(564)
Adjusted EBITDA	$3,139	$(3,968)

Fuel and Service Volume

The following tables present, for the three months ended March 31, 2022 and 2023, (1) the amount of total fuel volume the Company sold to customers with particular focus on RNG volume as a subset of total fuel volume and (2) operation and maintenance (“O&M”) services volume dispensed at facilities the Company does not own but at which it provides O&M services on a per-gallon or fixed fee basis. Certain gallons are included in both fuel and service volumes when the Company sells fuel (product revenue) to a customer and provides maintenance services (service revenue) to the same customer.

	Three Months Ended
Fuel volume, GGEs(2) sold (in millions),	March 31,
correlating to total volume-related product revenue	2022	2023
RNG(1)	39.7	53.4
Conventional natural gas(1)	18.6	15.4
Total fuel volume	58.3	68.8

	Three Months Ended
O&M services volume, GGEs(2) serviced (in millions),	March 31,
correlating to volume-related O&M services revenue	2022	2023
O&M services volume	55.6	59.6

(1)	All RNG and conventional natural gas sold were sourced from third-party suppliers.
(2)	The Company calculates one gasoline gallon equivalent (“GGE”) to equal 125,000 British Thermal Units (“BTUs”), and, as such, one million BTUs (“MMBTU”) equal eight GGEs.

Sources of Revenue

The following table shows the Company’s sources of revenue for the three months ended March 31, 2022 and 2023:

	Three Months Ended
	March 31,
Revenue (in millions)	2022	2023
Product revenue:
Volume-related(1)
Fuel sales(2)	$58.6	$106.9
Change in fair value of derivative instruments(3)	(1.0)	(2.5)
RIN Credits	7.9	4.5
LCFS Credits	3.4	2.3
AFTC	0.2	4.5
Total volume-related product revenue	69.2	115.7
Station construction sales	3.3	4.1
Total product revenue	72.5	119.8
Service revenue:
Volume-related, O&M services	10.7	12.0
Other services	0.3	0.4
Total service revenue	11.0	12.4
Total revenue	$83.5	$132.2

(1)	The Company’s volume-related product revenue primarily consists of sales of RNG and conventional natural gas, in the form of CNG and LNG, and sales of RINs and LCFS Credits in addition to changes in fair value of our derivative instruments.

(2)	Includes $3.8 million and $13.7 million of Amazon warrant non-cash stock-based sales incentive contra-revenue charges for the three months ended March 31, 2022 and 2023, respectively.

(3)	The change in fair value of derivative instruments is related to the Company’s commodity swap and customer fueling contracts. The amounts are classified as revenue because the Company’s commodity swap contracts are used to economically offset the risk associated with the diesel-to-natural gas price spread resulting from customer fueling contracts under the Company’s Zero Now truck financing program.

2023 Outlook

GAAP net loss for 2023 is expected to range from approximately $(105) million to $(115) million, assuming no unrealized gains or losses on commodity swap and customer contracts relating to the Company’s Zero Now truck financing program and including Amazon warrant charges estimated to range from $60 million to $70 million. Changes in diesel and natural gas market conditions resulting in unrealized gains or losses on the Company’s commodity swap and customer fueling contracts relating to the Company’s Zero Now truck financing program, and significant variations in the vesting of the Amazon warrant could significantly affect the Company’s estimated GAAP net loss for 2023. Adjusted EBITDA for 2023 is estimated to range from approximately $50 million to $60 million. These expectations exclude the impact of any acquisitions, divestitures, new joint ventures, transactions and other extraordinary events; any lingering negative effects associated directly or indirectly with the COVID-19 pandemic; and macroeconomic conditions and global supply chain issues. Additionally, the expectations regarding 2023 Adjusted EBITDA assumes the calculation of this non-GAAP financial measure in the same manner as described above and adding back the estimated Amazon warrant charges described above and without adjustments for any other items that may arise during 2023 that management deems appropriate to exclude. These expectations are forward-looking statements and are qualified by the statement under “Safe Harbor Statement” below.

(in thousands)	2023 Outlook
GAAP Net loss attributable to Clean Energy Fuels Corp.	$(105,000) - (115,000)
Income tax expense (benefit)	600
Interest expense	18,000
Interest income	(5,600)
Depreciation and amortization	53,500
Stock-based compensation	32,500
Loss (income) from SAFE&CEC S.r.l. equity method investment	—
Loss (gain) from change in fair value of derivative instruments	—
Amazon warrant charges	66,000
Adjusted EBITDA	$50,000 - 60,000

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.888.886.7786 from the U.S. and international callers can dial 1.416.764.8658. A telephone replay will be available approximately three hours after the call concludes through Friday, June 9, 2023, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 01386698. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels Corp.

Clean Energy Fuels Corp. is the country’s largest provider of the cleanest fuel for the transportation market. Our mission is to decarbonize transportation through the development and delivery of renewable natural gas (“RNG”), a sustainable fuel derived from organic waste. Clean Energy allows thousands of vehicles, from airport shuttles to city buses to waste and heavy-duty trucks, to reduce their amount of climate-harming greenhouse gas. We operate a vast network of fueling stations across the U.S. and Canada. Visit www.cleanenergyfuels.com and follow @ce_renewables on Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about, among other things, our fiscal 2023 outlook, our volume growth, customer expansion, production sources, joint ventures, and the benefits of our fuels.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: the direct and indirect impact of the COVID-19 pandemic; macroeconomic conditions and supply chain issues and the related impact on our operations, liquidity and financial condition; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate and level of any such adoption; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and to compete successfully in these markets; the potential adoption of government policies or programs or increased publicity or popular sentiment in favor of other vehicle fuels; the market’s perception of the benefits of RNG and conventional natural gas relative to other alternative vehicle fuels; natural gas vehicle and engine cost, fuel usage, availability, quality, safety, convenience, design, performance and residual value, as well as operator perception with respect to these factors, in general and in the Company’s key customer markets, including heavy-duty trucking; the Company’s ability to further develop and manage its RNG business, including its ability to procure adequate supplies of RNG and generate revenues from sales of such RNG; the Company and its suppliers’ ability to successfully develop and operate projects and produce expected volumes of RNG; the potential commercial viability of livestock waste and dairy farm projects to produce RNG; the Company’s history of net losses and the possibility that the Company could incur additional net losses in the future; the Company’s and its partners’ ability to acquire, finance, construct and develop other commercial projects; the Company’s ability to invest in hydrogen stations or modify its fueling stations to reform its RNG to fuel hydrogen and charge electric vehicles; the Company’s ability to realize the expected benefits from the commercial arrangement with Amazon and related transactions; the future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, and other vehicle fuels, including overall levels of and volatility in these factors; changes in the competitive environment in which we operate, including potentially increasing competition in the market for vehicle fuels generally; the Company’s ability to manage and increase its business of transporting and selling CNG for non-vehicle purposes via virtual natural gas pipelines and interconnects, as well as its station design and construction activities; construction, permitting and other factors that could cause delays or other problems at station construction projects; the Company’s ability to execute and realize the intended benefits of any acquisitions, divestitures, investments or other strategic relationships or transactions; the future availability of and the Company’s access to additional capital, which may include debt or equity financing, in the amounts and at the times needed to fund growth in the Company’s business and the repayment of its debt obligations (whether at or before their due dates) or other expenditures, as well as the terms and other effects of any such capital raising transaction; the Company’s ability to generate sufficient cash flows to repay its debt obligations as they come due; the availability of environmental, tax and other government legislation, regulations, programs and incentives that promote natural gas, such as AFTC, or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; the Company’s ability to comply with various registration and regulatory requirements related to its RNG projects; the effect of, or potential for changes to greenhouse gas emissions requirements or other environmental regulations applicable to vehicles powered by gasoline, diesel, natural gas or other vehicle fuels and crude oil and natural gas fueling, drilling, production, transportation or use; the Company’s ability to manage the safety and environmental risks inherent in its operations; the Company’s compliance with all applicable government regulations; the impact of the foregoing on the trading price of the Company’s common stock; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 that the Company expects to file with the Securities and Exchange Commission on or about May 9, 2023, contain additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release, and such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the Securities and Exchange Commission.

Investor Contact:

investors@cleanenergyfuels.com

News Media Contact:

Raleigh Gerber

Director of Corporate Communications

949.437.1397

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data; Unaudited)

	December 31,	March 31,
	2022	2023
Assets
Current assets:
Cash, cash equivalents and current portion of restricted cash	$125,950	$166,807
Short-term investments	139,569	55,113
Accounts receivable, net of allowance of $1,375 and $1,462 as of December 31, 2022 and March 31, 2023, respectively	91,430	107,896
Other receivables	17,026	20,078
Inventory	37,144	38,045
Prepaid expenses and other current assets	60,601	53,569
Total current assets	471,720	441,508
Operating lease right-of-use assets	52,586	60,573
Land, property and equipment, net	264,068	274,136
Notes receivable and other long-term assets, net	30,467	30,740
Investments in other entities	193,273	191,981
Goodwill	64,328	64,328
Intangible assets, net	5,915	6,365
Total assets	$1,082,357	$1,069,631
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$93	$37
Current portion of finance lease obligations	948	1,008
Current portion of operating lease obligations	4,206	4,558
Accounts payable	44,435	39,144
Accrued liabilities	90,079	97,537
Deferred revenue	5,970	6,099
Derivative liabilities, related party	2,415	3,373
Total current liabilities	148,146	151,756
Long-term portion of debt	145,471	144,877
Long-term portion of finance lease obligations	2,134	2,231
Long-term portion of operating lease obligations	48,911	56,843
Long-term portion of derivative liabilities, related party	1,430	502
Other long-term liabilities	8,794	9,653
Total liabilities	354,886	365,862
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value. 454,000,000 shares authorized; 222,437,429 shares and 222,907,780 shares issued and outstanding as of December 31, 2022 and March 31, 2023, respectively	22	22
Additional paid-in capital	1,553,668	1,568,093
Accumulated deficit	(829,975)	(868,672)
Accumulated other comprehensive loss	(3,722)	(3,017)
Total Clean Energy Fuels Corp. stockholders’ equity	719,993	696,426
Noncontrolling interest in subsidiary	7,478	7,343
Total stockholders’ equity	727,471	703,769
Total liabilities and stockholders’ equity	$1,082,357	$1,069,631

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data; Unaudited)

	Three Months Ended
	March 31,
	2022	2023
Revenue:
Product revenue	$72,507	$119,727
Service revenue	10,990	12,456
Total revenue	83,497	132,183
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	57,615	119,658
Service cost of sales	6,622	7,610
Selling, general and administrative	27,927	29,649
Depreciation and amortization	11,390	10,678
Total operating expenses	103,554	167,595
Operating loss	(20,057)	(35,412)
Interest expense	(3,077)	(4,354)
Interest income	264	2,717
Other income, net	20	43
Loss from equity method investments	(1,677)	(1,890)
Loss before income taxes	(24,527)	(38,896)
Income tax (expense) benefit	(49)	64
Net loss	(24,576)	(38,832)
Loss attributable to noncontrolling interest	385	135
Net loss attributable to Clean Energy Fuels Corp.	$(24,191)	$(38,697)
Net loss attributable to Clean Energy Fuels Corp. per share:
Basic and diluted	$(0.11)	$(0.17)
Weighted-average common shares outstanding:
Basic and diluted	222,559,648	222,717,113